Exhibit 99.1

The Hutton Hotel

Financial Statements

December 31, 2012

The Hutton Hotel

Index

December 31, 2012

Page(s)

Independent Auditor’s Report	1

Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Net Parent Company Investment	4

Statement of Cash Flows	5

Notes to Financial Statements	6–12

Independent Auditor’s Report

To the Owners of

The Hutton Hotel:

We have audited the accompanying financial statements of The Hutton Hotel  (the “Hotel”), which comprise the balance sheet as of December 31, 2012, and the related statements of operations, of changes in net parent company investment, and of cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Hotel’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel at December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

August 12, 2013

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103-7042
T: (267) 330 3000, F: (267) 330 3300, www.pwc.com/us

The Hutton Hotel

Balance Sheet

December 31, 2012

Assets
Real estate, net	$58,198,955
Cash and cash equivalents	1,344,982
Restricted cash	930,338
Inventories	82,294
Accounts receivable, net of allowance of $3,286	648,428
Deferred costs, net of accumulated amortization of $97,419	194,836
Other assets	228,553
Due from affiliates	85,481
Total assets	$61,713,867
Liabilities and Net Parent Company Investment
Mortgage note payable	$42,839,808
Accounts payable and accrued expenses	1,221,047
Accrued interest	94,735
Accrued payroll and related costs payable to related party	217,211
Advance deposits	123,590
Total liabilities	44,496,391
Net parent company investment	17,217,476
Total liabilities and net parent company investment	$61,713,867

The accompanying notes are an integral part of these financial statements.

The Hutton Hotel

Statement of Operations

Year Ended December 31, 2012

Revenue
Rooms	$12,440,531
Food and beverage	4,484,560
Telephone	24,262
Parking	740,841
Other (includes related party income of $402,667)	891,406
Total revenue	18,581,600

Operating expenses
Rooms	3,420,675
Food and beverage	3,690,468
Telephone	113,075
Parking	354,761
General and administrative	1,530,025
Sales and marketing	1,357,591
Property taxes	456,826
Insurance	109,539
Utilities	623,995
Property operations and maintenance	695,241
Management fees to related party	556,486
Depreciation and amortization	3,411,160
Other operating	520,229
Total operating expenses	16,840,071
Operating income	1,741,529

Other expenses
Interest expense	1,818,816
Other expenses	1,818,816
Net loss	$(77,287)

The accompanying notes are an integral part of these financial statements.

The Hutton Hotel

Statement of Changes in Net Parent Company Investment

Year Ended December 31, 2012

Balance at January 1, 2012	$17,294,763
Net loss	(77,287)
Balance at December 31, 2012	$17,217,476

The accompanying notes are an integral part of these financial statements.

The Hutton Hotel

Statement of Cash Flows

Year Ended December 31, 2012

Cash flows provided by operating activities
Net loss	$(77,287)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,411,160
Amortization of deferred financing costs	97,419
Changes in assets and liabilities
Increase in inventories	(8,294)
Increase in accounts receivable	(189,698)
Decrease in other assets	98,937
Decrease in due from affiliates	52,038
Increase in accounts payable and accrued expenses	480,364
Increase in accrued interest	27,762
Increase in accrued payroll and related costs payable to related party	9,567
Increase in advance deposits	38,351
Net cash provided by operating activities	3,940,319
Cash flows used in investing activities
Capital expenditures	(550,793)
Restricted cash	(919,915)
Net cash used in investing activities	(1,470,708)
Cash flows used in financing activities
Additions to deferred financing costs	(292,256)
Repayments of mortgage note payable	(4,809,248)
Net cash used in financing activities	(5,101,504)
Decrease in cash and cash equivalents	(2,631,893)
Cash and cash equivalents
Beginning of year	3,976,875
End of year	$1,344,982
Supplemental disclosure of cash flow information
Cash paid for interest during the year	$1,693,635
Capital expenditures financed through accounts payable at year-end	45,075

The accompanying notes are an integral part of these financial statements.

The Hutton Hotel

Notes to Financial Statements

December 31, 2012

1.                           Organization and Operations

1808 West End Associates, L.P. was formed on March 23, 2007 to own a majority interest in 1808 West End Owner, L.L.C. and 1808 West End Operating, L.L.C., (collectively the “Owner”). The Owner was formed to purchase and redevelop, among other investments, an office building in Nashville, Tennessee into The Hutton Hotel (the “Hotel”), a 247 room full service hotel.

The Hotel opened for business in February 2009 and is operating under the Leading Hotels of the World name (Note 6). On May 29, 2013, the Owner sold the Hotel to a third party. These financial statements have been prepared in connection with this transaction and present the carve-out historical financial position, results of operations and cash flows of the Hotel as if it operated on a stand-alone basis subject to the Owner’s control.

2.                           Summary of Significant Accounting Policies

Basis of Accounting

The financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  The financial statements only include the assets and liabilities of the Hotel and may not necessarily reflect the Hotel’s financial position, results of operations and cash flows in the future or what its financial position, results of operations and cash flows would have been had the Hotel been a stand-alone entity or as an entity independent of the Owner during the periods presented.

Real Estate

Property, including land and building, and furniture, fixtures and equipment are recorded at cost.  The cost of major additions and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations as incurred.  When property is retired or otherwise disposed of, the cost of the property and the related accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in income for the period.

Depreciation is computed using the estimated useful lives of the assets.  For buildings and improvements, depreciation is computed on the straight-line basis over 39 years.  Furniture, fixtures and equipment principally represent hotel furniture and computer equipment and are depreciated on the straight-line basis over their estimated useful lives which range from five to seven years.

Management of the Hotel reviews the asset group for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  If the carrying amount of the asset exceeds its estimated undiscounted net cash flow, before interest, management would recognize an impairment loss equal to the difference between its carrying amount and its estimated fair value.  If impairment was recognized, the reduced carrying amount of the asset would be accounted for as its new cost.  For a depreciable asset, the new cost would be depreciated over the asset’s remaining useful life.  When fair value is required to be determined, it is estimated using a discounted cash flow, direct capitalization, or market comparison analysis.  The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors.  Therefore, it is reasonably possible that a change in estimate resulting from judgments as to future events, including the estimated hold period, could occur which could affect the recorded amount of the Property.  As of December 31, 2012, there was no impairment indicated.

The Hutton Hotel

Notes to Financial Statements

December 31, 2012

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments having initial maturities of three months or less.

Restricted Cash

As of December 31, 2012, restricted cash amounts are comprised of the following:

Furniture, fixtures, and equipment escrow	$543,502
Real estate tax escrow	377,426
Insurance escrow	5,910
Other	3,500
$930,338

Inventories

The carrying value of perishable food and beverage and gift shop inventories are based on physical inventories at the lower of cost or estimated fair value. Charges to departmental expenses are based on actual usage by the first-in, first-out method.

Deferred Costs

Deferred costs consist of the following and are amortized on the straight line basis which does not materially differ from applying the effective interest method:

Description	Period of Amortization

Deferred loan costs	Term of the loan
Franchise fee	Term of the agreement

Advance Deposits

Advance deposits consist of amounts collected for rooms, banquets, food and beverage, and other property operations in advance or providing the related services.

Revenue Recognition

Revenue is principally derived from the rental of rooms, food and beverage sales, telephone usage, parking, and other services. Revenue is recognized when rooms are occupied, when services have been performed, when products are delivered, and when collection is reasonably assured. Revenue is recorded net of any sales or occupancy taxes collected from guests. All discounts are recorded, when allowed, as a reduction in revenue and there are no material contingent obligations with respect to discounts offered by the Hotel.

Advertising and Promotion Costs

The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included as sales, marketing and franchise fees in the accompanying statement of operations.

Income Taxes

No provision for Federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Hotel. However, the Owner has elected to be treated as a partnership for tax purposes and the effects of its operations, which include the Hotel, accrue to its partners. The Hotel is subject to the statutory requirements of the states in which it conducts business.

The Hutton Hotel

Notes to Financial Statements

December 31, 2012

The Owner applies authoritative guidance on accounting for and disclosure of uncertainty in tax provisions in accordance with ASC 740-10 Accounting for Uncertainty in Income Taxes. This guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance requires that an entity recognize in the financial statements the impact of a tax position if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The guidance also provides clarification on de-recognition, balance sheet classification, interest and penalties, and footnote disclosures. At December 31, 2012, management of the Hotel has determined that there are no material uncertain tax positions.

Credit and Other Risk

Concentrations of credit risk may exist with respect to the Hotel’s assets and liabilities.  Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to the terms of a contract as well as underlying tenants’ or guests’ inability or unwillingness to make contractually obligated payments. These conditions would negatively affect the Hotel’s future net income and cash flows.

Financial instruments that potentially subject the Hotel to significant concentrations of credit risk consist principally of cash instruments.  The Hotel maintains cash and cash equivalents in federally insured accounts.  Cash available in these accounts may, at times, exceed FDIC insurance limits.  The Hotel mitigates this risk by depositing funds with major financial institutions.

In the normal course of business, the Hotel intends to grant credit to customers who are primarily tourists, business or association groups, or corporate travelers.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value Measurements

Generally accepted accounting principles provides a definition of fair value which focuses on an exit price rather than an entry price, establishes a framework for measuring fair value which emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and requires expanded disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, the Hotel utilizes the fair value hierarchy required by GAAP which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level 1                 Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Hotel has the ability to access at the measurement date.

Level 2                Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in the markets that are not considered to be active.

Level 3                Inputs that are unobservable.

Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk.  Inputs

The Hutton Hotel

Notes to Financial Statements

December 31, 2012

may include price information, volatility statistics, specific and broad credit data, liquidity statistics, and other factors.  An investment’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  However, the determination of what constitutes “observable” requires significant judgment by the Hotel.  The Hotel considers observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, provided by multiple, independent sources that are actively involved in the relevant market.  The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the Hotel’s perceived risk of that investment.  ASC 820-10 (formerly FAS 157) was applied to the Owner’s investment in its interest rate cap, a derivative instrument, which has been classified as a Level 2 measurement (Note 5).

Fair Value for Financial Assets

Under generally accepted accounting principles, entities are allowed to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value.  If an entity elects the fair value option for an eligible item, changes in that item’s fair value in subsequent reporting periods must be recognized in current earnings, and the entity must adhere to certain presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities.  The Hotel has not elected to fair value its mortgage loan.

3.                           Real Estate

At December 31, 2012, the Hotel’s real estate is comprised of the following:

Land	$3,307,869
Buildings and improvements	57,354,606
Furniture, fixtures and equipment	10,544,929
71,207,404

Less: Accumulated depreciation	(13,008,449)
Real estate, net	$58,198,955

4.                           Related Parties

The Owner has entered into a Management Agreement with an affiliate (“Management Affiliate”) to perform property management and other services for the Hotel.  Pursuant to the Management Agreement between the parties, the Management Affiliate receives the following fees:

•                       A management fee equal to 3% of revenues, as defined in the Management Agreement, determined on a cash basis.  Management fees are charged to operating expenses as incurred.  For the year ended December 31, 2012, $556,486 of management fees were earned by the Management Affiliate of which $11,468 was owed to the Management Affiliate as of December 31, 2012.

•                       In addition, the Management Affiliate charges a construction management fee equal to 4% of the first $10,000,000 of the project costs of any project (as defined in the Management Agreement) and 2% of the project costs in excess of $10,000,000. Construction management fees are capitalized to real estate in the accompanying balance sheet and depreciated in accordance with the method described in Note 2.  Construction management fees of $19,976 were earned by the Management Affiliate during the year ended December 31, 2012.

The Hutton Hotel

Notes to Financial Statements

December 31, 2012

•                       Pursuant to the management agreement, all employees working at the Hotel are employed by the Management Affiliate who is fully reimbursed for all payroll, payroll taxes, and employee benefit costs.  For the year ended December 31, 2012, the Management Affiliate was reimbursed $5,048,238 for these costs which are included in operating expenses in the statement of operations within their respective hotel department.

A subsidiary of the Management Affiliate maintains an alcoholic beverage permit.  The Management Affiliate, with the consent of the Owner, has entered into a “Sub-Management Agreement” with the subsidiary to manage all aspects of the Hotel’s beverage operations.  Pursuant to the Sub-Management Agreement, the Hotel’s beverage revenue is used to pay the expenses in the following order of priority:

a.                  First, all operating expenses of the Hotel beverage operations, including the allocation of certain hotel operating expenses that are shared by the various hotel departments.

b.                 Second, the payment of a base fee of $29,167 per month.

c.                  Third, a percentage fee of 4.9% of gross beverage sales payable to the extent that beverage sales exceed operating expenses and the base fee.

For the year ended December 31, 2012, a base fee of $350,000, and a percentage fee of $52,667, was paid to the Hotel by the subsidiary of the Management Affiliate.  The aggregate amount of $402,667 is included in other revenue on the statement of operations.  In addition, for the year ended December 31, 2012, the Hotel incurred $608,802, of expenses on behalf of the beverage operations and allocated $213,753, of expenses incurred by the Hotel related to the beverage operations.  The allocated amounts are based on the relative revenues earned by the beverage operations to the total revenues earned by the Hotel multiplied by the expenses identified by management as related to both operations.  The net amounts receivable from the subsidiary of the Management Affiliate are $85,481 at December 31, 2012.

In addition to the fees paid to the Management Affiliate, the Hotel reimbursed another affiliate for certain costs incurred in carrying out its obligations under the Management Agreement.  Such amounts totaled $56,143 for the year ended December 31, 2012, and are included in operating expenses on the accompanying statement of operations.

5.                           Mortgage Note Payable

The Owner obtained a mortgage loan from a bank in the amount of $47,649,078.  An initial advance in the amount of $8,675,129 was made on June 12, 2007 for a portion of the acquisition cost of the property. The balance of the loan facility was available to fund a portion of the Hotel’s redevelopment plan. The loan is secured by a first mortgage on the Hotel’s real property and substantially all of the Hotel’s other assets. The aforementioned mortgage loan and initial advance amounts have been adjusted to eliminate the portion related to the Owner’s other investments. For the purposes of these carve-out financial statements, the total cost basis of the Owner’s other investments was eliminated from the mortgage note payable and equity on a proportionate basis to the original capitalization of 1808 West End Associates, L.P.

Pursuant to the terms of the mortgage note, the loan had an initial maturity date of January 9, 2010 with three one-year extension options. The Owner exercised its second one-year extension option and extended the maturity date of the loan until January 8, 2012.  Interest is payable monthly in

The Hutton Hotel

Notes to Financial Statements

December 31, 2012

arrears at the one month LIBOR rate plus 2.05% per annum. No principal is due until the maturity of the loan.

In lieu of exercising its third extension, on January 20, 2012, the Owner entered into a Note Extension and Modification Agreement with the bank having the following significant terms:

a.                  A $3,000,000 principal payment at the inception of the modification.

b.                 Maturity date extended to January 8, 2015.

c.                  Interest at the one month LIBOR rate plus 3% for 2012 and LIBOR plus 4% thereafter with LIBOR assumed to be 1% for any period where the actual LIBOR rate is less than 1%. Interest is payable monthly in arrears.

d.                 Mandatory quarterly principal prepayments are required based on net operating income as defined in the loan agreement.  For those quarterly periods where cash balances are less than $1,000,000 as of the end of the quarter, a principal prepayment equal to 50% of the net operating income for the quarter is required.  For those quarters where cash balances are greater than $1,000,000 as of the end of the quarter, a principal prepayment of 100% of net operating income is required. Quarterly principal prepayments totaling $2,104,235 were made during the year ended December 31, 2012.

e.                  A fee of $238,000 was paid to the lender.

As of December 10, 2013 and 2014, the Hotel is required under the terms of the Extension and Modification Agreement to maintain a debt yield greater that 10%. Debt yield is defined as net operating income for the trailing twelve month period divided by the then outstanding principal balance. If the Hotel’s debt yield is less than 10% on December 10, 2013 or 2014, it is required to make a principal payment in an amount sufficient to allow it to achieve the debt yield requirements of the Extension and Modification Agreement.

As required by the Extension and Modification Agreement, in order to minimize its exposure to LIBOR volatility, the Owner purchased an interest rate cap agreement (the “CAP Agreement”) from an institutional counterparty with a notional amount of $47,649,078 for the period from December 10, 2011 through January 9, 2013. The Owner paid $23,787 for the CAP Agreement. The CAP Agreement provides that in the event LIBOR exceeds 2.50% during any month, the financial institution will pay the incremental interest. For the year ended December 31, 2012, no amounts were received from the financial institution.

The Owner did not meet the initial and period documentation with respect to this agreement for purposes of utilizing hedge accounting for the instrument. Accordingly, this instrument is reflected at its fair market value with changes in value during the period reflected as a charge or benefit to interest expense in the statement of operations. As of December 31, 2012, the CAP agreement had a nominal fair value. The fair value of the CAP Agreement generally reflects the amount that would be received from the counterparty to terminate the CAP Agreement.

6.                           Commitments and Contingencies

The Owner operates the Hotel as one of the Leading Hotels of the World (“LHW”) and entered into both a Marketing Services Agreement and Reservation Services Agreement. Both agreements commenced on November 1, 2008 and had initial terms of three years. Under the Marketing

The Hutton Hotel

Notes to Financial Statements

December 31, 2012

Services Agreement, the Hotel is provided, among other things, with a license to the LHW name, to participate in the LHW marketing programs and to be included in the LHW directory. The Reservation Services Agreement provides for fees to be paid to LHW for voice, internet or group reservations provided by LHW. During the period from January 1, 2012 through October 31, 2012, the total fee to be paid under both the Marketing Services Agreement and Reservation Services Agreement was 2.75% of room revenues. Commencing on November 1, 2012, the agreements with LHW were renewed for a period of two years and were amended to provide for a fixed quarterly fee under the Marketing Services Agreement of $45,078 and a per reservation fee under the Reservation Services Agreement. For the year ended December 31, 2012, the Hotel was charged a total fee of $345,012 for services provided under both agreements.

In the normal course of business, the Owner enters into contracts or agreements that contain a variety of representations and warranties which provide general indemnification.  The Hotel’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Owner and/or its affiliates that have not yet occurred.  However, based on experience, management expects the risk of loss to be remote.

The Owner is from time to time is a defendant in litigation arising in the normal course of business.  Management does not believe the outcome of such litigation will have a material adverse effect on the financial position or results of operations of the Hotel.

7.                           Subsequent Events

On May 9, 2013, the Owner entered into an agreement to sell the Hotel to an unaffiliated third party for a contractual price of $73,600,000. The sale of the Hotel was completed on May 29, 2013. The acquirer did not assume any amounts due under the mortgage payable as it was repaid in full.

The Hotel has determined that no other material events or transactions occurred subsequent to December 31, 2012 and through August 12, 2013, the date of the financial statements issuance, which require additional disclosure in the financial statements.